                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):     January 9, 1995


                              LITTON INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                 Delaware              1-3998              95-1775499
              (State or other       (Commission        (I.R.S. Employer
              jurisdiction of       File Number)       Identification No.)
              incorporation)


     21240 Burbank Boulevard, Woodland Hills, California      91367
        (Address of principal executive offices)            (Zip code)


     Registrant's telephone number, including area code:    (818) 598-5000

                        Exhibit Index appears on Page 2

Item 5.  Other Events

As previously reported in the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994, on August 31, 1993 a U.S. District Court jury rendered a verdict in favor of Litton against Honeywell, Inc. in the amount of $1.2 billion. The jury found that Honeywell willfully infringed a Litton patent relating to the manufacture of ring laser gyro navigation systems which are used in commercial aircraft. The jury also found that Honeywell actively induced a Litton licensee to infringe Litton's patent and Honeywell interfered with Litton's prospective economic advantage.

In response to certain post trial motions filed by both Honeywell and Litton, on January 9, 1995, the Court released a Memorandum of Decision finding Litton's patent invalid and unenforceable. As a result, the Jury verdict was overturned.



Item 7.  Exhibits

99.1     Press Release issued by the Registrant on January 9, 1995

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   LITTON INDUSTRIES, INC.
                                                   (Registrant)


                                                   By /s/ John E. Preston
                                                      ---------------------
                                                      John E. Preston
                                                      Senior Vice President

January 10, 1995